UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2020

MOMENTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney Street Cambridge, MA 02142	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MNTA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 19, 2020, Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Johnson & Johnson, a New Jersey corporation (“Parent”), and Vigor Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) as promptly thereafter as practicable, but in no event later than September 2, 2020, to acquire all of the Company’s outstanding shares of common stock (the “Company Shares”) at a purchase price of $52.50 per Company Share (the “Offer Price”), net to the holder thereof in cash, subject to reduction for any applicable withholding taxes and without interest. The Merger Agreement includes a remedy of specific performance and is not subject to a financing condition.

Merger Sub’s obligation to purchase the Company Shares validly tendered pursuant to the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, as of immediately prior to the Expiration Time (as defined in the Merger Agreement) (i) that there be validly tendered and not withdrawn in accordance with the terms of the Offer, and “received” by the “depository” for the Offer (as such terms are defined in Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”)), a number of Company Shares that, together with the Company Shares then owned by Parent, Merger Sub and their affiliates, represents at least a majority of all then outstanding Company Shares on a fully-diluted basis; (ii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary exceptions; (iii) the Company’s compliance in all material respects with its covenants and agreements contained in the Merger Agreement; (iv) the expiration or termination of any waiting period (and extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement); (vi) the absence of any law, regulation, order, injunction or ruling issued or enacted by any government authority of competent and applicable jurisdiction that would make illegal, prohibit or otherwise prevent the consummation of the Offer, the acquisition of Company Shares by Parent or Merger Sub, or the Merger (as defined below); (vii) the absence of any pending legal proceeding under any U.S. antitrust laws brought by any applicable governmental authority that challenges or seeks to make illegal, prohibit or otherwise prevent the consummation of the Offer, the acquisition of Company Shares by Parent or Merger Sub or the Merger or seeks to impose any Burdensome Condition (as defined in the Merger Agreement) thereon; and (viii) other customary conditions.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, pursuant to Section 251(h) of the DGCL without a vote of the Company stockholders (the “Merger”). Immediately prior to the effective time of the Merger (the “Effective Time”), and without any action on the part of the holders of any Company Shares, each Company Share, other than any Company Shares (i) owned at the commencement of the Offer and immediately prior to the Effective Time by Parent, Merger Sub or the Company, (ii) irrevocably accepted for purchase pursuant to the Offer, or (iii) owned by Company stockholders who are entitled to demand and have properly and validly demanded their appraisal rights under Delaware law, will be automatically converted into the right to receive an amount in cash equal to the Offer Price, subject to reduction for any applicable withholding taxes and without interest.

In addition, effective as of immediately prior to the Effective Time, (i) each outstanding Company stock option will be accelerated and vest in full and, as of the Effective Time, will be automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the number of Company Shares underlying such option immediately prior to the Effective Time multiplied by (B) the amount, if any, by which the Offer Price exceeds the exercise price per share of such option, and (ii) each outstanding Company restricted stock unit (including any restricted stock unit that was previously subject to performance-based vesting conditions and has become subject solely to time-based vesting conditions) (“RSU”) will be accelerated and vest in full and, as of the Effective Time, will be automatically canceled and converted into the right to receive an amount in cash equal to the product of (A) the number of Company Shares underlying such RSU immediately prior to the Effective Time multiplied by (B) the Offer Price, without interest and subject to any deduction for any withholding taxes.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course, to cooperate in seeking regulatory approvals and not to engage in certain specified transactions or activities without Parent’s prior consent. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, knowingly encourage, or knowingly facilitate or assist, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a bona fide Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement that the Company’s board of directors (the “Board”) determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, constitutes or is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement), the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to such Acquisition Proposal, after providing written notice to Parent of such determination.

The Company shall prepare and file a Solicitation/Recommendation Statement on Schedule 14D-9 and, subject to certain exceptions, the Board shall recommend that the stockholders accept the Offer and tender their Company Shares to Merger Sub pursuant to the Offer (the “Company Board Recommendation”) and not withdraw, amend, modify or qualify such Company Board Recommendation in a manner adverse to Parent or Merger Sub. However, subject to the satisfaction of certain terms and conditions, the Company and the Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Company Board Recommendation and entering into a definitive agreement with respect to a Superior Proposal if, among other things, the Board has concluded in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable law.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right to terminate the Merger Agreement if the Board changes its Company Board Recommendation. In addition, either Parent or the Company may terminate the Merger Agreement if the Merger has not been successfully completed by January 19, 2021; provided that if any of the conditions to closing related to obtaining the requisite antitrust approvals have not been made by such date, then such date shall be automatically extended to April 19, 2021. In connection with a termination of the Merger Agreement under specified circumstances, including due to a change in the Company Board Recommendation, the entry by the Company into a definitive agreement with respect to a Superior Proposal, or certain other triggering events, the Company may be required to pay Parent a termination fee of $205,000,000. The Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders to enter into, and approved and declared advisable, the Merger Agreement, (ii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Offer and the Merger upon the terms and subject to the conditions contained in the Merger Agreement, and (iii) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the holders of Company Shares accept the Offer and tender their Company Shares to Merger Sub pursuant to the Offer.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is hereby filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retention Agreements

On August 19, 2020, the Company entered into an executive retention agreement (a “Retention Agreement”) with each of Santiago Arroyo, Young Kwon and Anthony Manning, (each, an “Executive”). The Retention Agreements modify certain provisions of each Executive’s employment agreement with the Company, including provisions regarding severance entitlements, and provide for equity awards held by the Executives to be treated in the manner set forth in the Merger Agreement. Each Executive also agreed in the Executive’s Retention Agreement to refrain from terminating the Executive’s employment for Good Reason (as defined in the Retention Agreement) or from further modifying the Executive’s employment agreement prior to the closing of the Merger.

Under the terms of the Retention Agreements, if within six months following the closing of the Merger, the Company terminates an Executive’s employment other than for Cause (as defined in the Executive’s employment agreement) or the Executive’s employment terminates due to the Executive’s death or Disability (as defined in the Executive’s employment agreement), the Executive will be entitled to receive the following severance benefits in addition to accrued wages and benefits, subject to the timely execution and non-revocation of a general release of claims and continued compliance with certain restrictive covenants:

•	if the employment termination occurs before the Company pays annual cash bonuses for 2020, a lump sum cash payment equal to the Executive’s 2020 target annual bonus;

•	a lump sum cash payment equal to 50% of the Executive’s annual base salary as of August 8, 2020 (the “Retention Bonus”); and

•	the following severance payments and benefits, which are consistent with the Executive’s existing rights under the Executive’s employment agreement and will be determined as if the Executive’s employment with the Company was terminated by the Company without Cause as of the closing of the Merger (the “Severance Benefits”):

o	a lump sum cash payment equal to (i) 12 months of the Executive’s base salary and (ii) the greater of (A) the Executive’s target annual bonus for the fiscal year in which the termination occurs and (B) the Executive’s last paid annual bonus;

o	payment of a portion of insurance premiums (based on the employer subsidy for similarly situated active employees) for continued coverage under the Company’s group health plans over a period of up to 12 months following the Executive’s employment termination; and

o	continuation of benefits under any applicable life insurance, accident and/or disability plans under which the Executive was eligible as of the date of the Executive’s employment termination and as are consistent with such benefits provided to similarly situated active employees (or, if such plans do not permit continued coverage post-termination, reimbursement for the reasonable cost of substantially comparable coverage) over a period of up to 12 months following the Executive’s employment termination.

In the event an Executive resigns for Good Reason (as defined in the Retention Agreement) within six months following the closing of the Merger, subject to the timely execution and non-revocation of a general release of claims and continued compliance with certain restrictive covenants, the Executive will be entitled to receive the severance payments and benefits described above other than the Retention Bonus.

If an Executive remains an active, full-time employee of the Company or Parent (or any of their subsidiaries) through the six month anniversary of the closing of the Merger, subject to the timely execution and non-revocation of a general release of claims and continued compliance with certain restrictive covenants, the Executive will be entitled to receive a lump sum cash payment equal to the Retention Bonus plus the Severance Benefits, with the amount payable in respect of non-cash Severance Benefits based on the premium costs in effect as of the closing of the Merger and assuming that the Executive timely elected to receive all such non-cash Severance Benefits for 12 months following the Executive’s employment termination. Thereafter, the Executives will not be entitled to any severance or separation payments or benefits under their employment agreements or Retention Agreements and, if they remain employed with Parent or one of its subsidiaries, will be eligible for severance benefits under either the applicable severance policy of Parent or one of its subsidiaries, as determined by Parent.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the text of the Retention Agreement for each Executive, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 19, 2020, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 19, 2020, by and among Momenta Pharmaceuticals, Inc., Johnson & Johnson, and Vigor Sub, Inc.

10.1	Retention Agreement, dated as of August 19, 2020, by and between Momenta Pharmaceuticals, Inc. and Santiago Arroyo.

10.2	Retention Agreement, dated as of August 19, 2020, by and between Momenta Pharmaceuticals, Inc. and Young Kwon.

10.3	Retention Agreement, dated as of August 19, 2020, by and between Momenta Pharmaceuticals, Inc. and Anthony Manning.

99.1	Press Release, dated August 19, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.

Additional Information and Where to Find It

The Offer described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent intends to cause Merger Sub to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Parent, Merger Sub and the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.momentapharma.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Forward-Looking Statements

The statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. These forward-looking statements include without limitation statements regarding the planned completion of the transactions contemplated by the Merger Agreement. Risks and uncertainties that could cause results to differ from expectations include: (i) uncertainties as to the timing of the Offer and the subsequent Merger; (ii) the risk that the Offer or the subsequent Merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the subsequent Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vii) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the Company’s business, including the risks and uncertainties detailed in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 and its other filings with the SEC, as well as the tender offer materials to be filed by Merger Sub and Parent and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2020	MOMENTA PHARMACEUTICALS, INC.

	By:	/s/ Craig A. Wheeler
	Name:	Craig A. Wheeler
	Title:	President and Chief Executive Officer